Registration No. 333-_________
                                                Filed September 21, 2000


                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933




                                ZENGINE, INC.
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   (Exact Name of Registrant as specified in its Articles of Incorporation)


           Delaware                                   31-1638932
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   (State of incorporation)                  (IRS Employer Identification No.)


                            6100 Stewart Avenue
                         Fremont, California 94538
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        (Address of principal executive offices, including zip code)


                AMENDED AND RESTATED 1999 STOCK OPTION PLAN
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                          (Full Title of the Plan)


                                         Copies to:
Joseph M. Savarino                       Jeffrey A. Koeppel
President and Chief Executive Officer    Kenneth B. Tabach
Zengine, Inc.                            David M. Seltzer
6100 Stewart Avenue                      Elias, Matz, Tiernan & Herrick L.L.P.
Fremont, California 94538                734 15th Street, N.W.
(510) 651-6400                           Washington, D.C. 20005
-------------------------------------    (202) 347-0300
(Name, address and telephone number
of agent for service)




                      CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
      Title of                    Maximum       Maximum
     Securities      Amount       Offering      Aggregate        Amount of
       to be         to be         Price        Offering        Registration
     Registered   Registered(1)   Per Share     Price               Fee
______________________________________________________________________________

Common Stock, no
  par value. . .  1,391,963       $ 1.03(3)     $1,433,722(3)     $378.50


Common Stock, no
  par value. . .  1,992,337        13.00(4)     25,900,381(4)    6,837.70
                  __________      _________     _____________    ________

Total. . . . . .  3,384,300(2)                 $27,334,103      $7,216.20
                  =========                    ==============   ===========

_______________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Zengine, Inc. ("Company" or "Registrant") Amended and Restated 1999 Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, no par value per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase 1,391,963 shares of Common Stock which are outstanding under the Plan as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the1,992,337 shares for which stock options have not been granted under the Plan is equal to the initial public offering price of the Common Stock of the Company on September 20, 2000.

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.



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                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's final prospectus, dated September 20, 2000, filed pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended "(the Securities Act") (Commission File No. 333-36312), containing the audited financial statements of the Company as of September 30, 1999 and March 31, 2000 and for each of the periods from inception (January 1, 1999) to September 30, 1999 and from October 1, 1999 to March 31, 2000 and the unaudited financial statements of the Company as of June 30, 2000 and the three and nine month periods then ended;

             (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the prospectus referred to in clause (a) above;

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 30, 2000 (Commission File No. 0-31411);

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.


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Item. 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Zengine is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, (the "General Corporation Law"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Zengine's amended and restated certificate of incorporation and bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.


                                     4


Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.      Exhibit                                           Page
    ---      -------                                           ----

    4        Common Stock Certificate                            *

    5        Opinion of Elias, Matz, Tiernan & Herrick          E-1
             L.L.P. as to the legality of the securities

    23.1     Consent of Elias, Matz, Tiernan & Herrick          --
             L.L.P. (contained in the opinion included as Exhibit 5)

    23.2     Consent of PricewaterhouseCoopers LLP              E-3

    24       Power of attorney for any subsequent               --
             amendments is located in the signature pages

    99.1     Amended and Restated 1999 Stock Option Plan         *



_____________________________

* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-36312) filed with the Commission on May 4, 2000, as amended.



Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of

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distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.













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                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California on September 21, 2000.

                              ZENGINE, INC.


                              By:  /s/ Michael E. Peppel
                                   -------------------------
                                   Michael E. Peppel
                                   Chairman of the Board

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael E. Peppel his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.




Name                          Title                                 Date
__________________      ________________________          ____________________


/s/ Michael E. Peppel     Chairman of the Board             September 21, 2000
---------------------
Michael E. Peppel



/s/ Joseph M. Savarino    President, Chief Executive        September 21, 2000
----------------------    Officer and Director (Principal
Joseph M. Savarino        Executive Officer)



/s/ Louis T. Lipinski     Vice President, Chief             September 21, 2000
---------------------     Financial Officer, Treasurer
Louis T. Lipinski         and Secretary
                          (Principal Financial and
                          Accounting Officer)


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Name                          Title                                 Date
__________________      ________________________          ____________________



/s/ Anthony W. Liberati        Director                     September 21, 2000
-----------------------
Anthony W. Liberati



/s/ Donald B. Hutchison        Director                     September 21, 2000
-----------------------
Donald B. Hutchison



/s/ Richard V. Hopple          Director                     September 21, 2000
---------------------
Richard V. Hopple



/s/ Stacey Snider              Director                     September 21, 2000
------------------
Stacey Snider









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